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                                                                   EXHIBIT 23.02


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report with respect to R.P. Scherer Corporation dated August 9, 1999 included in this Form 10-K and to the incorporation by reference in Registration Statement No. 333-24483 of Cardinal Health, Inc. on Form S-3, Registration Statement No. 333-74761 of Cardinal Health, Inc. on Form S-4 and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No. 33-52537,
No. 33-52539, No. 33-63283-01, No. 33-64337, No. 333-01927-01, No. 333-11803-01,
No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No. 333-56655-01, No.
333-72727, No. 333-71727 and No. 333-68819-01 of Cardinal Health, Inc. on Form
S-8 and to all references to our Firm included in this Form 10-K.

/s/ Arthur Andersen LLP

Arthur Andersen LLP


Detroit, Michigan
August 30, 1999.